UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SOHO HOUSE & CO INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2024

On April 29, 2024, Soho House & Co Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for June 20, 2024. This supplement (the “Supplement”) updates and replaces the disclosure in the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management.” The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our shares of Class A common stock and our shares of Class B common stock as of April 24, 2024 (unless otherwise noted) by (1) each person or group who is known by us to own beneficially more than 5% of our outstanding shares of Class A common stock or our shares of Class B common stock (including any securities convertible or exchangeable within 60 days into shares of Class A common stock or shares of Class B common stock, as applicable), (2) each of our named executive officers, (3) each of our directors and director nominees and (4) all of our current executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Holders of our shares of Class B common stock are entitled to convert their shares of Class B common stock on a one-for-one basis for shares of Class A common stock at any time at the option of the holder. Accordingly, for the purposes of this table each holder of shares of Class B common stock is deemed to be the beneficial owner of an equal number of shares of Class A common stock (in addition to any other shares of Class A common stock beneficially owned by such holder), which is reflected in the tables below under the columns “Number of Shares” and “Percent” for the shares of Class A common stock.

The percentage of shares beneficially owned is computed on the basis of 54,924,322 shares of our Class A common stock outstanding and 141,500,385 shares of our Class B common stock outstanding, each as of April 24, 2024. Shares of our common stock that a person has the right to acquire within 60 days of April 24, 2024, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares of Class A common stock and shares of Class B common stock, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Soho House & Co Inc., 515 W. 20th Street, New York, New York 10011, (212) 627-9800.

Name of beneficial owner	Number of Shares of Class A Common Stock Beneficially Owned	Percentage of Outstanding Class A Common Stock Beneficially Owned	Number of Shares of Class B Common Stock Beneficially Owned	Percentage of Outstanding Class B Common Stock Beneficially Owned	Percentage of Total Voting Power
>5% Stockholders
The Voting Group(1)	143,348,715	73.0%	141,500,385	100%	96.4%
Affiliates of Goldman Sachs(2)	15,737,960	28.7%	—	—	1.1%

Pelham Capital Ltd(3)	3,946,010	7.2%	—	—	*
Lansdowne Partners (UK) LLP(4)	2,619,141	4.8%	—	—	*
Directors, Director Nominees and Named Executive Officers
Andrew Carnie	679,639	1.2%	—	—	*
Thomas Allen	31,137	*	—	—	*
Nick Jones(1)(5)	10,042,171	5.1%	8,767,615	6.2%	6.1%
Ron Burkle(1)	91,794,440	46.7%	91,594,440	64.7%	62.3%
Nicole Avant	32,845	*	—	—	*
Richard Caring(1)(6)	41,512,104	21.1%	41,138,330	29.1%	28.0%
Eric Deardorff	—	*	—	—	*
Alice Delahunt	32,845	*	—	—	*
Mark Ein	614,781	1.1%	—	—	*
Joe Hage	32,845	*	—	—	*
Yusef D. Jackson	53,845	*	—	—	*
Andrew Sasson	—	*	—	—	*
Ben Schwerin	32,845	*	—	—	*
Bippy Siegal(7)	798,295	1.5%	—	—	*
Her Excellency Sheikha Al Mayassa Bint Hamad Al-Thani	32,845	*	—	—	*
Dasha Zhukova	32,845	*	—	—	*
All Directors, Director Nominees and Executive Officers as a group (16 persons)(8)	145,723,482	74.2%	141,500,385	100%	96.6%

(1)	Based on a Schedule 13G filed by the below reporting persons on February 9, 2024, reporting ownership as of December 31, 2023.

	Reporting Person	Sole Voting and Dispositive Power	Shared Voting and Dispositive Power
i.	Nick Jones	10,042,171	—
ii.	Richard Caring	41,512,104	—
iii.	Ron Burkle	200,000	91,594,440
iv.	Yucaipa American Alliance (Parallel) Fund II, L.P. (“Parallel Fund”)	—	30,897,218
v.	Yucaipa American Alliance Fund II, L.P. (“Fund II”)	—	46,899,423
vi.	Yucaipa American Alliance Fund III, L.P. (“Fund III”)	—	1,123,325
vii.	Yucaipa Soho Works, Inc. (“Soho Fund” and, together with Parallel Fund, Fund III and Fund II, the “Yucaipa Funds”)	—	353,763
viii.	Global Joint Venture Investment Partners LP (“Global JV”)	—	10,871,215
ix.	OA3, LLC (“OA3”)	—	1,449,496

Mr. Jones is the founder of the Company and serves as a director on the Board. Mr. Caring also serves as a director on Board. Mr. Burkle serves as Executive Chairman and a director of the Board. In addition, Mr. Burkle is the controlling partner of an affiliate of the Yucaipa Funds, of Global JV and of OA3 and, as such, may be deemed to have voting and dispositive control of the shares of Class A common stock held by each of the Yucaipa Funds, Global JV and OA3. Mr. Burkle disclaims beneficial ownership over these securities, except to the extent of his pecuniary interest therein.

Each of Mr. Jones, Mr. Caring, Parallel Fund and Fund II is a party to a Stockholders’ Agreement with the Company pursuant to which he/it agreed, on behalf of himself/itself and certain of his/its affiliates and family members (which includes each of the reporting persons), to vote together as a group with respect to certain matters concerning the Company (the Voting Group), so long as the Voting Group owns a requisite percentage of the Company’s total outstanding common stock. The members of the Voting Group, in the aggregate, hold all of the Company’s issued and outstanding Class B common stock, as well as 1,848,330 shares of Class A common stock. Each share of Class B common stock is entitled to ten votes per share. As a result, when voting together as a group, the Voting Group controls over 90% of the combined voting power of the Company and is able to control any action requiring Company stockholder approval. Each member of the Voting Group disclaims voting and dispositive power over the shares of Class A common stock and Class B common stock held by the other members of the Voting Group.

The address of Mr. Burkle, the Yucaipa Funds, Global JV and OA3 is c/o The Yucaipa Companies, 9130 W. Sunset Blvd., Los Angeles, CA 90069.

(2)

Based on a Schedule 13D filed by the below reporting persons on March 28, 2023, reporting ownership as of March 24, 2023. All of these entities reported no sole voting or dispositive power over shares of common stock.

	Reporting Person	Shared Voting and Dispositive Power
i.	The Goldman Sachs Group, Inc. (“GS Group”)	15,737,960
ii.	Goldman Sachs & Co. LLC (“Goldman Sachs”)	15,737,960
iii.	West Street Strategic Solutions Fund I, L.P. (“West Street Fund I”)	5,682,004
iv.	West Street Strategic Solutions Fund I-(C), L.P. (“West Street Fund I-(C)”)	558,307
v.	WSSS Investments W, LLC (“WSSS Fund W”)	6,994,784
vi.	WSSS Investments X, LLC (“WSSS Fund X”)	263,420
vii.	WSSS Investments I, LLC (“WSSS Fund I”)	296,103
viii.	WSSS Investments U, LLC ( “WSSS Fund U”)	316,507
ix.	Broad Street Principal Investments, L.L.C. (“BSPI”)	1,140,310
x.	West Street CT Private Credit Partnership, L.P. ( “West Street CT PCP,” and together with West Street Fund I, West Street Fund I-(C), WSSS Fund W, WSSS Fund X, WSSS Fund I and WSSS Fund U, the “GS Funds”)	275,184

The GS Funds are investment vehicles managed by, or affiliates of, Goldman Sachs. Each of the above reporting persons (other than BSPI and the GS Funds, solely with respect to the shares of Class A common stock that they directly hold) expressly disclaims beneficial ownership of the shares. The address of each of reporting person is 200 West Street, New York, NY 10282.

(3)

Based on a Schedule 13G filed by Pelham Capital Ltd. (“Pelham”) and Ross Turner on January 18, 2024, reporting ownership as of December 31, 2023. Pelham and Mr. Turner reported sole voting and dispositive power over 3,946,010 shares of Class A common stock. Mr. Turner may be deemed to exercise voting and dispositive power over shares held by affiliates of Pelham. The address of Pelham is Smithson Plaza, 14th Floor, 25 James’s Street, London SW1A 1HA United Kingdom.

(4)

Based on a Schedule 13G filed by Lansdowne Partners (UK) LLP (“Lansdowne Partners”) on February 13, 2024, reporting ownership as of December 31, 2023. Lansdowne Partners reported shared voting and dispositive power over 2,619,141 shares of Class A common stock. The address of Lansdowne Partners is 15 Davies Street, London, England, W1K 3AG.

(5)

Includes 1,274,556 shares of Class A common stock and 8,767,615 shares of Class A common stock underlying an identical number of shares of Class B common stock held by Mr. Jones. All of Mr. Jones’ shares are pledged to a financial institution.

(6)

Includes 41,138,330 shares of Class A common stock underlying an identical number of shares of Class B common stock held by Mr. Caring. All of Mr. Caring’s shares are pledged to a financial institution.

(7)	Represents shares of Class A common stock owned by Raycliff Capital LLC and affiliates of which Mr. Siegal disclaims beneficial ownership.
(8)	Includes 141,500,385 shares of Class A common stock underlying an identical number of shares of Class B common stock held by our current directors and executive officers as a group.

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Except for the information under the heading “Security Ownership of Certain Beneficial Owners and Management” as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

Important Information

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the disclosure in the Proxy Statement under “General Information – Revocability of Proxies” for instructions on how to do so.